UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 26, 2006
Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10033 (Commission File Number)	04-1671740 (IRS Employer Identification No.)

1041 521 Corporate Center Drive Fort Mill, South Carolina (Address of principal executive offices)	29715 (Zip Code)
Registrant’s telephone number, including area code: (803) 835-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. —Costs Associated with Exit or Disposal Activities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Ex-99.1 Press release dated September 26, 2006
Ex-99.2 Press release dated September 26, 2006

Item 2.05. —Costs Associated with Exit or Disposal Activities.
On September 26, 2006, Wellman, Inc. committed to plans to restructure its U.S. fiber operations which are intended to improve its operating results, reduce working capital and lower overall debt. The Company will consolidate all of its U.S. fiber production into its Palmetto plant, located in Darlington, South Carolina and close the fiber capacity located at its Johnsonville, South Carolina facility. The Company expects to sell its Material Recycling Division (MRD) which converts post-consumer PET bottles to flake and certain equipment used to produce Wellstrand (a specialty coarse denier fiber), both located at its Johnsonville facility. All of these actions are expected to result in a pre-tax charge of $30-$35 million in the third quarter 2006 which is substantially comprised of non-cash items. The Company also announced that it is exploring strategic alternatives for its European fiber and PET resin businesses, with the goal of improving its overall corporate value.
In addition, Wellman, Inc. issued a separate press release to announce its webcast to discuss the restructuring of its U.S. fiber operations to be held on Wednesday, September 27, at 4:00 P.M.
Copies of the Company’s press releases related to the foregoing are attached hereto as Exhibits 99.1 and 99.2.
Item 9.01. Financial Statements and Exhibits.
               (a) Not applicable.
               (b) Not applicable.
               (c) Exhibits
               99.1 Press Release dated September 26, 2006
               99.2 Press Release dated September 26, 2006

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellman, Inc.
September 27, 2006	/s/ Mark J. Ruday
Mark J. Ruday
Vice President, Chief Accounting Officer and Controller

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated September 26, 2006.
99.2	Press release dated September 26, 2006.

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